UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2012

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

333-27641	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the information set forth in response to Item 5.02, which information is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, after the annual shareholders’ meeting held on that date, the directors newly elected for the first time to the Company’s board of directors, being Nicholas Brown, John Reynolds and Sherece West (“Indemnitees”), entered into an indemnification agreement with the Company which provides, subject to certain exceptions, that the Indemnitees shall be indemnified to the fullest possible extent permitted by law against any amount which they become legally obligated to pay because of any act or omission or neglect or breach of duty. Such amount includes all expenses (including attorneys’ fees), damages, judgments, costs and settlement amounts, actually and reasonably incurred or paid by the Indemnitees in any action, suit or proceeding, including any action by or on behalf of the Company, on account of their service as a director of the Company or any subsidiary of the Company. The indemnification agreement further provides that expenses incurred by the Indemnitees in defending such actions, in accordance with the terms of the agreement, shall be paid in advance, subject to the Indemnitees’ obligation to reimburse the Company in the event it is ultimately determined that they are not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement.

The indemnification agreement also states that no indemnification is provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, or of any similar statutory provision, or on account of any remuneration, personal profit or advantage which is determined to have been obtained in violation of law.

The foregoing summary of the indemnification agreements is qualified in its entirety by reference to the full extent of the form of indemnification agreement, which is substantially identical to the form of indemnification agreement entered into by all other directors following the 2011 annual shareholders’ meeting held on April 19, 2011, and which is attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on April 21, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on April 17, 2012 (the “Annual Meeting”). At the Annual Meeting 31,440,721 shares of common stock, or approximately 90.98% of the 34,556,130 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Thirteen persons were nominated by the Board of Directors for election as directors of the Company, each to hold office for a one year term expiring at the 2013 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was elected, and there were 2,566,069 broker non-votes with respect to each nominee. The votes cast for and votes withheld with respect to each nominee were as follows:

Name of Director	Total Vote For Each Director	Total Vote Withheld For Each Director
Jean Arehart	28,852,447	22,205
Nicholas Brown	28,845,710	28,942
Richard Cisne	28,856,592	18,060
Robert East	28,422,624	452,028
George Gleason	28,226,909	647,743
Linda Gleason	28,384,346	490,306
Henry Mariani	28,417,674	456,978
Robert Proost	28,847,360	27,292
R. L. Qualls	27,951,538	923,114
John Reynolds	28,843,710	30,942
Mark Ross	28,426,384	448,268
Kennith Smith	27,954,404	920,248
Sherece West	28,841,610	33,042

2. Ratification of Appointment of Independent Auditors. The Audit Committee’s selection and appointment of the accounting firm of Crowe Horwath, LLP as independent auditors for the year ending December 31, 2012 was ratified with votes cast as follows: 31,405,579 votes for; 20,134 votes against; and 15,008 votes abstained.

3. Advisory (Non-Binding) Vote on Executive Compensation. The Company’s compensation of its named executive officers, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s Proxy Statement for its Annual Meeting, was approved on a non-binding advisory basis with votes cast as follows: 28,000,775 votes for; 843,758 votes against, and 30,119 votes abstained. There were 2,566,069, broker non-votes with respect to this advisory (non-binding) vote on executive compensation.

Item 7.01	Regulation FD Disclosure

During the question and answer session occurring in the 2012 Annual Shareholders’ Meeting held at the Company’s headquarters in Little Rock, Arkansas on April 17, 2012, a member of the audience asked George Gleason, the Company’s Chairman and Chief Executive Officer, if, in 2012, the Company could beat its record 2011 results. Mr. Gleason referred to the Company’s first quarter 2012 net income of $18 million and reiterated the Company’s previous guidance that its goal is to improve on its first quarter net income in each succeeding quarter of 2012, and that management believes this is a reasonable goal. The Company provided no more specific or no additional guidance regarding future earnings.

The information furnished in response to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, and shall not be deemed “filed” or otherwise included or part of any registration statement or prospectus for purposes of Section 11 or 12 under the Securities Act of 1933, or otherwise subject to liability under those sections.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

10.1	Form of Indemnification Agreement - incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on April 21, 2011 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: April 18, 2012

/s/ Greg McKinney
Greg McKinney Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Indemnification Agreement - incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on April 21, 2011 with the Securities and Exchange Commission.

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